UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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ELECTROMED, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ELECTROMED, INC.
500 Sixth Avenue NW
New Prague, MN 56071
(952) 758-9299

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON FRIDAY, NOVEMBER 11, 2011

To our Shareholders:

          The Fiscal 2012 Annual Meeting of the Shareholders (the “Annual Meeting”) of Electromed, Inc. (the “Company”) will be held on Friday, November 11, 2011, at the offices of the Company, located at 500 Sixth Avenue Northwest, New Prague, Minnesota. Registration for the Annual Meeting will begin at 9:45 a.m. Central Time, and the Annual Meeting will commence at approximately 10:00 a.m. Central Time. The purposes of the Annual Meeting are to consider and vote upon the following proposals and to transact any other business as may properly come before the Annual Meeting or any adjournments thereof:

(1)	To set the number of directors at seven (7).
(2)	To elect directors to our Board of Directors to serve until the next annual meeting of shareholders or until such time as their successors are elected and qualified.
(3)	To approve the Electromed, Inc. 2012 Stock Incentive Plan.
(4)	To ratify the appointment of McGladrey & Pullen, LLP as independent registered public accountant of the Company for the 2012 fiscal year.

          Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned. The Board of Directors is not aware of any other business to come before the Annual Meeting. The foregoing proposals are described more fully in the enclosed proxy statement (the “Proxy Statement”). If you have any questions regarding the information contained in the Proxy Statement or regarding the completion of the enclosed proxy card or would like directions to the Annual Meeting, please call the Company at (952) 758-9299.

          Only shareholders that were listed on the Company’s records at the close of business on Monday, October 3, 2011, the record date set by the Board of Directors for the meeting, are entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments thereof. The stock transfer books of the Company will not be closed.

          All shareholders of record are cordially invited to attend the Annual Meeting in person. However, to assure the presence of a quorum, the Board of Directors requests that you promptly submit your proxy voting instructions by mail, telephone, or Internet, as indicated on your proxy card, regardless of whether you plan to attend the Annual Meeting. Your proxy vote is solicited by the Board of Directors. The proxy is revocable and will not be used if you attend and vote at the Annual Meeting in person or otherwise provide notice of your revocation. If you would like to vote by mail, please mail your executed proxy card to the Company’s stock transfer agent in the enclosed envelope.

By order of the Board of Directors,

Robert D. Hansen
Chairman of the Board and Director
New Prague, Minnesota
October 11, 2011

IMPORTANT: THE PROMPT SUBMISSION OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF
FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. AN ADDRESSED ENVELOPE
IS ENCLOSED FOR YOUR CONVENIENCE, OR YOU MAY VOTE ONLINE OR BY PHONE.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on November 11, 2011:
The Notice, Proxy Statement, Form of Proxy Card, Form 10-K and Annual Report are available at
http://electromed.com/info_pages/investor_relations.html

Proxy Statement
Fiscal 2012 Annual Meeting of Shareholders
Friday, November 11, 2011
10:00 a.m. Central Time

          This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors of Electromed, Inc., a Minnesota corporation (the “Company”), for use at the Fiscal 2012 Annual Meeting of Shareholders of the Company to be held on Friday, November 11, 2011 (the “Annual Meeting”), and at any adjournment thereof. The Annual Meeting will be held at the offices of the Company, located at 500 Sixth Avenue Northwest, New Prague, Minnesota. Registration for the Annual Meeting will begin at approximately 9:45 a.m. Central Time. The Annual Meeting will commence at approximately 10:00 a.m. Central Time. This solicitation is being made by mail; however, the Company may also use its officers, directors, and employees (without providing them with additional compensation) to solicit proxies from shareholders in person or by telephone, facsimile or letter. Distribution of this Proxy Statement and the proxy card via U.S. Mail is scheduled to begin on or about October 11, 2011.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Shareholders to be Held on November 11, 2011:
The Notice, Proxy Statement, Form of Proxy Card, Form 10-K and Annual Report are available at
http://electromed.com/info_pages/investor_relations.html

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why did I receive this proxy statement?

A:

The Company is soliciting your proxy vote at the Annual Meeting because you owned of record one or more shares of common stock of the Company at the close of business on Monday, October 3, 2011, the record date for the meeting, and are therefore entitled to vote at the Annual Meeting.

Q:	What is a proxy?

A:

A proxy is your legal designation of another person or persons (the “proxy” or “proxies,” respectively) to vote on your behalf. By completing and returning the enclosed proxy card, you are giving Robert D. Hansen and Dr. George H. Winn, the proxies, the authority to vote your shares of common stock at the Annual Meeting in the manner you indicate on your proxy card. If you sign and return the enclosed proxy card but do not give direction with respect to any nominee or other proposal, the proxies will vote your shares as recommended by the Board of Directors. The proxies are authorized to vote in their discretion if other matters are properly submitted at the Annual Meeting, or any adjournments thereof.

Q:	When and where is the Annual Meeting?

A:

The Annual Meeting will be held on Friday, November 11, 2011, at the offices of the Company, located at 500 Sixth Avenue Northwest, New Prague, Minnesota. Registration for the meeting will begin at approximately 9:45 a.m. Central Time. The Annual Meeting will commence at approximately 10:00 a.m. Central Time.

Q:	What am I voting on?

A:	You are voting on the following matters:

	•	Proposal 1 — To set the number of directors at seven (7);
	•	Proposal 2 — To elect the directors named in this Proxy Statement;
	•	Proposal 3 — To approve the Electromed, Inc. 2012 Stock Incentive Plan; and
	•	Proposal 4 — To ratify the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accountant for the 2012 fiscal year.

Q:	What does the Board recommend?

A:	The Board recommends a vote:

	•	FOR the proposal to set the number of directors at seven (7) (see Proposal 1);
	•	FOR the election of its seven director nominees (see Proposal 2);
	•	FOR approval of the Electromed, Inc. 2012 Stock Incentive Plan (Proposal 3); and
	•	FOR the ratification of the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accountant for the 2012 fiscal year (see Proposal 4).

Q:	How many votes do I have?

A:

On any matter which may properly come before the Annual Meeting, each shareholder entitled to vote thereon will have one (1) vote for each share of common stock owned of record by such shareholder as of the close of business on Monday, October 3, 2011.

Q:	How many shares of common stock may vote at the Annual Meeting?

A:

At the close of business on Monday, October 3, 2011, there were 8,101,085 outstanding shares of common stock. This means that there may be 8,101,085 votes on any matter presented at the Annual Meeting.

Q:	What vote is required to approve each of the Proposals?

A:

Proposal 1 – Determination of the number of directors — Provided a quorum is present in person or by proxy at the Annual Meeting (consisting of at least a majority of the issued and outstanding stock as of the record date), the affirmative vote of the holders of a majority of the shares of common stock represented at the Annual Meeting (whether in person or by proxy) will result in approval of the proposal to set the number of directors at seven (7).

Proposal 2 – Election of Directors — With respect to the election of directors, the nominees receiving the greatest number of votes relative to the votes cast for the other nominees will be elected, regardless of whether an individual nominee receives votes from a majority of the quorum of shares represented at the Annual Meeting (in person or by proxy). Although directors are elected by plurality vote, the presence (in person or by proxy) of shareholders representing an aggregate of at least a majority of the issued and outstanding shares of common stock is required to constitute a quorum for the election of directors.

Shareholders do not have cumulative voting rights with respect to the election of directors or any other matter. With respect to each director nominee, shareholders will be able to cast one vote per share owned by such shareholder as of the record date. Accordingly, a holder of 100 shares will be able to cast 100 shares for each nominee.

Proposal 3 – Approval of the Electromed, Inc. 2012 Stock Incentive Plan — Provided a quorum is present in person or by proxy at the Annual Meeting (consisting of at least a majority of the issued and outstanding stock as of the record date), the affirmative vote of the holders of a majority of the shares of common stock represented at the Annual Meeting (whether in person or by proxy) will result in approval of the Electromed, Inc. 2012 Stock Incentive Plan.

Proposal 4 – Ratification of the Appointment of McGladrey & Pullen, LLP as the Company’s Independent Registered Public Accountant — Provided a quorum is present in person or by proxy at the Annual Meeting (consisting of at least a majority of the issued and outstanding stock as of the record date), the affirmative vote of the holders of a majority of the shares of common stock represented at the Annual Meeting (whether in person or by proxy) will result in approval of the proposal to ratify the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accountant for the 2012 fiscal year.

Q:	What constitutes a quorum?

A:

Transaction of business may occur at the Annual Meeting if a quorum is present. In order to achieve a quorum, shareholders holding at least a majority of the issued and outstanding shares of common stock as of the record date must be present in person or by proxy at the Annual Meeting. On Monday, October 3, 2011, the Company had 8,101,085 issued and outstanding shares of common stock and, therefore, the presence of 4,050,543 shares will constitute a quorum for the transaction of business on all proposals properly brought before the Annual Meeting. If you submit a proxy or vote in person at the meeting, your shares will be counted in determining whether a quorum is present at the Annual Meeting. Broker non-votes and abstentions are also counted for the purpose of determining a quorum, as discussed below.

Q.	What is the effect of abstentions and withhold votes?

A:

You may either vote FOR or WITHHOLD authority to vote for each nominee for the Board of Directors. If you withhold authority to vote on any or all nominees, your vote will have no effect on the outcome of the election. You may vote FOR, AGAINST or ABSTAIN on the other proposals. If you abstain from voting on any of the other proposals, your shares will be deemed present but will not be deemed to have voted in favor of the proposal, and it therefore has the same effect as a vote against the proposal. If you sign and submit your proxy card without providing voting instructions, your shares will be voted “FOR” each director nominee and other proposal, as recommended by the Board of Directors.

Q:	What is the effect of broker non-votes?

A:

Shares that are held by stock brokers in “street name” may be voted by the stock broker on “routine” matters, such as ratification of our independent registered public accountant. To vote on “non-routine” matters, the stock broker must obtain shareholder direction. When the stock broker does not obtain direction to vote the shares, the stock broker’s abstention is referred to as a “broker non-vote.”

Brokers do not have discretion to vote shares for the election of directors, approval of the Electromed, Inc. 2012 Stock Incentive Plan, or any other non-routine matters that may be brought before the meeting. Accordingly, if your shares are held in street name and you do not submit voting instructions to your broker, your shares will not be counted in determining the outcome of these proposals. Brokers will have discretion to vote on the number of directors and the ratification of McGladrey & Pullen, LLP as the Company’s independent registered public accountant for the 2012 fiscal year if you do not provide voting instructions.

Broker non-votes will be considered present for quorum purposes at the Annual Meeting. Broker non-votes in connection with the election of directors are not deemed “votes cast,” and, since directors are elected by a plurality, will have no effect on the election. Approval of other non-routine business matters requires the affirmative vote of the majority of the shares present in person or by proxy at the Annual Meeting. Because broker non-votes will be counted as present but not be counted as a vote in favor of such proposals, they will have the same effect as a vote against such matters.

Q:	How do I vote my shares?

A:	If you are a shareholder of record, you may vote your shares at the Annual Meeting using one of the following methods:

•

Proxy Card. The enclosed proxy card is a means by which a shareholder may authorize the voting of his, her, its or their shares of common stock at the Annual Meeting. The shares of common stock represented by each properly-executed proxy card will be voted at the Annual Meeting in accordance with the shareholder’s directions. The Company urges you to specify your choices by marking the appropriate boxes on the enclosed proxy card. After you have marked your choices, please sign and date the proxy card and mail the proxy card to the Company’s stock transfer agent, Wells Fargo Shareholder Services, in the enclosed envelope. If you sign and return the proxy card without specifying your choices, your shares will be voted FOR the proposal to set the number of directors at seven (7), FOR the Board of Directors’ nominees, FOR approval of the Electromed, Inc. 2012 Stock Incentive Plan and FOR the ratification of the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accountant for the 2012 fiscal year.

•

By telephone. You may authorize the voting of your shares of common stock at the Annual Meeting by calling (800) 560-1965 using a touch tone telephone. Complete instructions for telephone voting are provided on the proxy card.

•

Online. You may authorize the voting of your shares of common stock at the Annual Meeting by visiting the website www.eproxy.com/elmd. Complete instructions for voting online are provided on the proxy card.

•

In person at the Annual Meeting. All shareholders of record as of Monday, October 3, 2011 may vote in person at the Annual Meeting. Even if you plan to attend the Annual Meeting, the Company requests that you vote ahead of time using one of the methods above.

You are a “street name” holder rather than a “shareholder of record” if your shares are held in the name of a stock broker, bank, trust or other nominee as a custodian, and this Proxy Statement was forwarded to you by that organization. If you are a “street name” holder, you must instruct your nominee as to your voting preferences. Please contact your nominee/custodian to do so. Because a beneficial owner is not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from the broker, bank, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Q:	Can I change my vote after I have mailed in my proxy card?

A:	Proxies solicited by the Board of Directors may be revoked at any time prior to the Annual Meeting. No specific form of revocation is required. You may revoke your proxy by:

• Voting in person at the Annual Meeting;
• Returning a later-dated signed proxy card; or
• Giving personal or written notice of the revocation to the inspector of election at the commencement of the Annual Meeting.

If your shares are held in street name through a broker or other nominee, you will need to contact that nominee if you wish to change your voting instructions.

Q:	How will my shares be voted if I do not specify how they should be voted?

A:

If you are a record holder and sign and return your proxy card, but do not mark choices for a particular proposal, then the proxies solicited by the Board of Directors will be in accordance with the Board’s recommendation for that proposal, as set forth in this Proxy Statement.

If you are a street name holder and do not submit specific voting instructions to your broker, the organization that holds your shares would be permitted to vote your shares with respect to “routine” items, but not with respect to “non-routine” items. On non-routine items for which you do not submit specific voting instructions to your broker, the shares will be treated as “broker non-votes.” Broker non-votes will be counted for purposes of determining whether a quorum is present, but will not be considered shares entitled to vote on the proposal and will not be treated as affirmative or opposing votes. The proposals to set the number of directors at seven and ratify the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm are considered routine and therefore may be voted upon by your broker if you do not give instructions to your broker. The other proposals set forth on the Notice of Annual Meeting are non-routine matters.

Q:	Who can attend the Annual Meeting?

A:	All shareholders of record as of the close of business on Monday, October 3, 2011, may attend the Annual Meeting. We may request identification in order to ensure an orderly meeting.

If you are not a shareholder of record but hold shares through a broker, bank, trustee, or other nominee as custodian (i.e., in street name), we may request proof of your beneficial ownership as of the record date, such as an account statement, a copy of the voting instruction card provided by your custodian, a legal proxy provided by your custodian, or other similar evidence of ownership.

Q:	What is the record date for the Annual Meeting?

A:	The Board of Directors has fixed Monday, October 3, 2011, as the record date.

Q:	Who will count the votes?

A:	All proxies submitted to the Company and all votes cast at the Annual Meeting will be tabulated by our stock transfer agent, Wells Fargo Shareowner Services.

Q:	Who is paying for this proxy solicitation?

A:

The entire cost of this proxy solicitation will be borne by the Company. The cost will include the cost of supplying necessary additional copies of the solicitation materials for beneficial owners of shares held of record by brokers, dealers, banks and voting trustees and their nominees and, upon request, the reasonable expenses of such record holders for completing the mailing of such materials to such beneficial owners.

Q:	How do I nominate a candidate for election as a director at next year’s Annual Meeting?

A:

Nominations for director are made by the Board of Directors upon recommendation by the Nominating and Governance Committee, which is composed of independent directors. Shareholders may nominate a candidate for director to stand for election at the Fiscal 2013 Annual Meeting by following the procedures explained below in this Proxy Statement under “CORPORATE GOVERNANCE – Nominating and Corporate Governance Committee-Director Nominations” and contained in the rules and regulations of the Securities and Exchange Commission.

Q:	What is a shareholder proposal?

A:

A shareholder proposal is a proposal submitted by a shareholder that, if approved, would recommend or require that the Company and/or the Board of Directors take the proposed action. If you intend to submit a shareholder proposal, the proposal should state as clearly as possible the course of action that you believe the Company should follow. If your proposal is included in the Company’s proxy statement, then the Company must also provide the means for shareholders to vote on the matter via the proxy card. The deadlines and procedures for submitting shareholder proposals for the Fiscal 2013 Annual Meeting are explained in the following question and answer. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Q:	When are shareholder proposals and director nominations due for the Fiscal 2013 Annual Meeting?

A:

In order to be considered for inclusion in next year’s proxy statement, shareholder proposals must be submitted in writing to the Company no later than June 12, 2012 (approximately 120 days prior to the one-year anniversary of the mailing of this Proxy Statement). The Company suggests that proposals for the Fiscal 2013 Annual Meeting of Shareholders be submitted by certified mail, return receipt requested. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Exchange Act of 1934.

Shareholders who intend to present a proposal or director nomination at the Fiscal 2013 Annual Meeting of Shareholders without including such proposal or nomination in the Company’s proxy statement must provide the Company notice of such proposal no later than August 26, 2012 (approximately 45 days prior to the one-year anniversary of the mailing of this proxy statement). The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

If the Company does not receive notice of a shareholder proposal intended to be submitted to the Fiscal 2013 Annual Meeting of Shareholders by August 26, 2012, the persons named in the proxy statement and on the proxy card accompanying the notice of meeting for next year’s annual meeting may vote on any such proposal in their discretion.

Management has not received any shareholder proposals for the Fiscal 2012 Annual Meeting. If any other matters are presented at the Annual Meeting on which a vote may properly be taken, the persons named as proxy holders in the enclosed proxy card will vote thereon in accordance with their best judgment.

ELECTION OF DIRECTORS
(Proposals 1 and 2)

          The Bylaws of the Company provide that the number of directors shall be determined by the shareholders. The Company’s Board of Directors has recommended that the number of directors remain set at seven. The Board of Directors believes that the current number of directors strikes an optimal balance between providing diversity of viewpoints and expertise while allowing each director to influence the strategic direction of the Company.

          Seven directors have been nominated for election at the Annual Meeting. If elected, each director will hold office until the Fiscal 2013 Annual Meeting of Shareholders and until his successor is elected and qualified in accordance with the Company’s Bylaws, or until his earlier death, resignation, disqualification or removal. Each of the nominees named herein presently serves as a member of the Board of Directors, namely: Stephen H. Craney, William V. Eckles, Thomas M. Hagedorn, Darrel L. Kloeckner, Craig N. Hansen, Robert D. Hansen, and Dr. George H. Winn. The Company has no reason to believe that any of the director nominees named below will be unable or unwilling to serve as director if elected. If for any reason any nominee withdraws or is unable to serve as director (neither of which is expected at this time), the shares represented by all valid proxies will be voted for the election of a substitute nominee recommended by the Board of Directors or, alternatively, not voted for any nominee.

          The seven nominees receiving the highest number of affirmative votes cast will be elected as directors. Except as otherwise directed on the proxy cards, the proxies will vote all valid proxies for the seven nominees identified below.

Nominees for Election as Directors at the Annual Meeting

          The Board of Directors has recommended the following persons as nominees for election as directors at the Annual Meeting:

Nominee Name	Age (as of Annual Meeting)	Year First Became a Director

Robert D. Hansen (Chairman)	71	1993
Stephen H. Craney	67	2010
William V. Eckles	36	2011
Thomas M. Hagedorn	67	1997
Craig N. Hansen	62	1993
Darrel L. Kloeckner(1)	54	2010
Dr. George H. Winn	74	2005

(1)	The Board of Directors has determined that Darrel L. Kloeckner qualifies as an “audit committee financial expert” under the applicable federal securities laws.

          Biographical information relating to each of the director nominees is set forth below:

Robert D. Hansen—Chairman and Chief Executive Officer

          Mr. Hansen co-founded the Company in 1992 and is responsible for the strategic direction and development of the Company. Mr. Hansen is also a co-founder and is President and Chief Executive Officer of Hansen Engine Corporation, a research and development company that provides research and development services to the Company. Mr. Hansen joined Hansen Engine Corporation in January 1983 and has over forty years of business leadership and investment industry experience. Mr. Hansen devotes approximately 5% of his time attending to matters related to Hansen Engine Corporation where he is primarily responsible for corporate governance matters through his service as a member of Hansen Engine Corporation’s board of directors. He was also the founder and CEO of LockerMate Corporation until January 1995. Mr. Hansen received a BA Degree from Dana College (1964), Masters of Arts Degree from the University of Cincinnati in U.S. History (1966), and a Masters of Divinity Degree (1976) from Luther Theological Seminary. He completed additional graduate studies in U.S. economic history and foreign policy at the University of Cincinnati. In 1996, Mr. Hansen was awarded a Mini-MBA in “Managing Growing Companies” from the University of St. Thomas. Mr. Hansen is the brother of Craig N. Hansen, one of our directors. Among other attributes, skills, experiences and qualifications, our Board of Directors believes that Mr. Hansen’s history with the Company and management and investment industry experience allow him to make a valuable contribution as a director.

Stephen H. Craney—Director

          Since 1984, Mr. Craney has founded and operated a number of successful companies, including RiverSide Electronics, Ltd., RiverBend Electronics, Ltd., RiverStar, Inc., and JMW Enterprises, Inc. Before becoming an entrepreneur, Mr. Craney worked as an engineer, having earned an electrical engineering degree from the University of Wisconsin-Madison. Mr. Craney is also an active member of a number of community groups, such as the Winona Historical Society. In addition, he has provided support and advice to start up companies for more than 20 years through a local entrepreneur network. Among other attributes, skills, experiences and qualifications, our Board believes that Mr. Craney’s experience developing companies with a strong record of growth, his technical knowledge in the electronics field, his research and development experience and his connections within the business community make him uniquely qualified to serve as a director.

William V. Eckles—Director

          Mr. Eckles has served as the President and Chief Executive Officer of Blue Earth Valley Communications, Inc. since 2003. He also serves as a director of First Bank Blue Earth, FNB Bancshares, Inc. (Blue Earth, Minnesota), and Hector Communications Corporation (New Ulm, Minnesota). Mr. Eckles received his undergraduate degree from the University of St. Thomas in 1999, and received an MBA from the University of St. Thomas in 2007. Among other attributes, skills, experiences and qualifications, our Board believes that Mr. Eckles’ experience leading and setting the strategic direction of growing companies will allow him to make a significant contribution to the Board of Directors.

Thomas M. Hagedorn—Director

          Mr. Hagedorn has served for approximately fifteen years as president of various entities in a family of real estate and mortgage companies headquartered in Northern Virginia; namely Premium Financial Services, Premium Realty Ltd., and Premium Title Services, a mortgage company, real estate brokerage company, and title insurance company, respectively. As president of these entities Mr. Hagedorn manages all aspects of the companies’ activities, including managing between one to five employees in each company, maintaining records and funds with respect to escrow accounts of clients, and coordinating responses in connection with regulatory audits of the escrow accounts managed by each company. Mr. Hagedorn has also been a founding investor for various start-up ventures, including Hansen Engine Corporation, as well as several energy companies where new technology is a principal factor. Mr. Hagedorn is a former member of the Minnesota State Legislature and the U.S. Congress, representing southern Minnesota. Among other attributes, skills, experiences and qualifications, our Board believes that Mr. Hagedorn’s leadership and management experience, as well as his familiarity with the opportunities and challenges related to raising capital and his knowledge of legislative procedures, allow him to make valuable contributions as a director.

Craig N. Hansen—Director

          Mr. Hansen is the co-founder of the Company and is the Vice President of Research and Development at Hansen Engine Corporation. Mr. Hansen has been with Hansen Engine Corporation since 1977. He is a graduate of Western Iowa Technical School. He has more than forty patents in several fields with numerous additional patents pending. The patents that Mr. Hansen has assigned to the Company form the technical basis for the Electromed SmartVest System. Mr. Hansen is the brother of Robert D. Hansen, the Company’s Chief Executive Officer. Among other attributes, skills, experiences and qualifications, our Board believes that Mr. Hansen’s history with the Company and considerable experience with research and development in the medical device industry make him uniquely qualified to serve as a director.

Darrel L. Kloeckner—Director

          Mr. Kloeckner was first elected to the Board of Directors in 2010. Mr. Kloeckner has been self-employed as a business consultant to privately held corporations since 1995. Before that, Mr. Kloeckner worked as a certified public accountant, providing consulting, accounting and tax services to privately held corporations and their owners. Mr. Kloeckner holds an accounting degree from the University of Minnesota and is a member of the Minnesota Society of Certified Public Accountants. Among other attributes, skills, experiences and qualifications, our Board believes that Mr. Kloeckner’s significant financial expertise, as well as his expertise in providing advice and consultation to businesses of the Company’s size, will allow him to make valuable contributions as a director.

Dr. George H. Winn—Director

          Dr. George Winn has practiced dentistry with emphasis in orthodontics and facial pain management in New Prague, MN, for forty-five years. He is a graduate of Mankato State College, B.A., the University of Minnesota, B.S., and the University of Minnesota School of Dentistry, Doctor of Dental Surgery. He has served as an associate clinical professor in the Department of Operative Dentistry and participates in a medical ethics program of the American College of Dentists at the School of Dentistry, University of Minnesota. Among other attributes, skills, experiences and qualifications, our Board believes that, in addition to the industry relationships that Dr. Winn has developed, his education and experience give him insight into the medical device industry, which makes him uniquely qualified to serve as a director.

Required Vote and Board Recommendation

Proposal 1: The Board of Directors recommends that you vote “FOR” the proposal to set the number of directors at seven (7). Adoption of the proposal requires the affirmative vote of a majority of the voting power of the shareholders present, whether in person or by proxy, and entitled to vote at the Annual Meeting, provided that a quorum is present.

Proposal 2: The Board of Directors recommends that you vote “FOR” each of the nominees to the Board of Directors. The election of each nominee requires the affirmative vote of a plurality of the voting power of the shareholders present, whether in person or by proxy, and entitled to vote at the Annual Meeting, provided that a quorum is present.

APPROVAL OF THE ELECTROMED, INC. 2012 STOCK INCENTIVE PLAN
(Proposal 3)

          The Board of Directors has approved the Electromed, Inc. 2012 Stock Incentive Plan (the “2012 Plan”), contingent upon approval by the shareholders. The 2012 Plan, if approved, will reserve 200,000 shares of Company common stock for non-qualified stock options and restricted stock units, with awards to be granted at the discretion of the Board of Directors or the Personnel and Compensation Committee. The Board believes that a stock incentive plan is important to provide a mechanism to offer both management and non-management employees and consultants the ability to participate in the long-term growth of the Company, provided that such employees and consultants meet ongoing commitments to the Company.

Summary of the 2012 Plan

          The principal provisions of the 2012 Plan are summarized below. This summary is not a complete description of all of the 2012 Plan’s provisions, and is qualified in its entirety by reference to the 2012 Plan which is attached to this Proxy Statement as Appendix I. Capitalized terms in this summary not defined in this Proxy Statement have the meanings set forth in the 2012 Plan.

Purpose and Eligible Participants

          The purpose of the 2012 Plan is to attract, retain and motivate competent personnel by furnishing stock incentives to those employees (including officers), directors, and consultants upon whose efforts the success of the Company depends. As of the mailing date of this Proxy Statement, approximately 92 employees (including officers), 7 directors, and approximately 310 consultants to the Company (including, but not limited to, independent contractors who provide medical-based training to patient acquirers of the SmartVest® garment located through the United States, consultants providing manufacturing and research and development services, and consultants providing marketing services) are eligible to participate in the 2012 Plan.

Types of Awards

          The 2012 Plan permits the grant of the following types of awards, in the amounts and upon the terms determined by the Administrator:

          Options. Options or non-qualified stock options (“NSOs”) may be issued pursuant to and subject to the 2012 Plan. Options shall vest as determined by the Administrator. The exercise price of each share subject to an NSO will be determined as of the date of the grant of the NSO and will not be less than 100% of the fair market value of a share on the date of the grant of the NSO. Recipients of options have no rights as a shareholder with respect to any shares covered by the award until the award is exercised and a stock certificate or book entry evidencing such shares is issued or made, respectively.

          Restricted Stock Units. Restricted stock units consist of a right to receive shares (or cash, in the Administrator’s discretion) on one or more vesting dates in the future. The vesting dates may be based on the passage of time or the satisfaction of other criteria, such as continued employment or Company performance. Recipients of restricted stock units have no rights as a shareholder with respect to any shares covered by the award until the date a stock certificate or book entry evidencing such shares is issued or made, respectively.

Number of Shares

          The stock to be awarded or optioned under the 2012 Plan shall consist of authorized but unissued or reacquired shares of common stock. The maximum aggregate number of shares of common stock reserved and available for awards under the 2012 Plan is 200,000. Shares subject to awards granted under the 2012 Plan that expire or are terminated or forfeited for any reason will remain in the pool of shares available for issuance under the 2012 Plan. Shares subject to an award which are withheld to pay the exercise price or satisfy the tax withholding obligation applicable to an award will not again become available for issuance under the 2012 Plan.

Administration

          Subject to the terms of the 2012 Plan, a Committee (as defined in the 2012 Plan) will have the discretion to (i) determine which persons will be designated as participants; (ii) make awards and determine the terms and conditions of awards, including the number of shares subject to an award, vesting criteria, performance conditions and the manner of exercise; (iii) delegate to employees the authority to make awards and determine the terms and conditions of awards, for persons who are not subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934; (iv) modify the terms of outstanding awards as permitted by the 2012 Plan; (v) prescribe the form of agreements to evidence awards; (vi) interpret the 2012 Plan; and (vii) make all other determinations necessary or advisable for the administration of the 2012 Plan or any agreement issued thereunder, to the extent permitted by law and the 2012 Plan. The Committee will be composed of at least two (2) members of the Board that qualify as independent directors to the extent required by laws or regulations applicable to the Company.

Amendments

          The Committee may from time to time, insofar as permitted by law, suspend or terminate the 2012 Plan or revise or amend it in any respect. However, no amendments to the 2012 Plan will be effective without the approval of the Company’s shareholders to the extent such approval is required by applicable laws or regulations, and, except for adjustments or other modifications permitted by the 2012 Plan, no termination, suspension or amendment of the 2012 Plan may adversely affect any outstanding award without the consent of the affected participant.

Term

          The 2012 Plan will be effective upon approval by the Company’s shareholders and will terminate at midnight on December 31, 2016, or such earlier time as permitted by the 2012 Plan. No awards will be granted under the 2012 Plan following its termination, but awards that are outstanding under the 2012 Plan at the time of termination will continue in accordance with their terms.

Payment

          Upon exercise of an option granted under the 2012 Plan, and as permitted in the Committee’s discretion, the option holder must pay the exercise price in cash (or cash equivalent), provided that the Committee may allow such payment to be made by surrendering or delivering by attestation previously-acquired shares of Company common stock, by withholding shares of Company common stock from the number of shares that would otherwise be issuable upon exercise of the option (e.g., a net share settlement), through broker-assisted cashless exercise (if compliant with applicable securities laws and any insider trading policies of the Company), or a combination of any of the foregoing. If the exercise price is paid, in whole or in part, with Company common stock, the then-current fair market value of the stock delivered or withheld will be used to calculate the number of shares required to be delivered or withheld.

Transfer Restrictions

          Awards made under the 2012 Plan will not be transferable, other than by will or by the laws of descent and distribution, or, if provided in the agreement covering a non-qualified option, by gift to members of the participant’s “immediate family” or to certain trusts or partnerships (as defined and permitted by the 2012 Plan and applicable federal securities law).

New Plan Benefits

          The amount of future awards will be determined or recommended to the Board of Directors by the Committee. The 2012 Plan does not require awards in specific amounts or to specific recipients or provide formulae to determine the amount or recipient of awards. As a result, the Company cannot determine the awards that will be made under the 2012 Plan or that would have been made in the past if the 2012 Plan had been in place.

Equity Compensation Plan Information

          Prior to its initial public offering in August 2010, the Company had historically awarded 5,000 warrants to purchase Company common stock to sales representatives following one year of satisfactory service, at the discretion of the Chief Executive Officer. In addition, the Company had periodically awarded warrants to executive officers as a form of long-term incentive compensation, and had periodically awarded warrants in lieu of cash compensation to certain other service providers. The warrants issued pursuant to these arrangements may be exercised upon payment of the exercise price in cash and expire at various dates through November 2018. The warrants contain standard antidilution provisions. Please see Note 7 to the Consolidated Financial Statements, included in Part II, Item 8 of our Annual Report on Form 10-K for the fiscal year ended June 30, 2011.

          The following table provides information concerning equity compensation arrangements as of June 30, 2011:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)(1) (c)
Equity compensation plans approved by security holders	0	N/A	N/A
Equity compensation plans not approved by security holders	646,967	$3.83 per share	N/A
Total	646,967	$3.83 per share	N/A

          (1) As of June 30, 2011, we had not authorized a formal equity compensation plan or reserved a pool of securities that would be available for future issuance pursuant to equity compensation arrangements. However, in addition to the equity awards reflected in the foregoing table, the Board of Directors has authority to authorize future equity grants on a case-by-case basis as compensation to new employees, in an aggregate amount up to our then-remaining number of authorized shares. We currently have 13,000,000 authorized shares of common stock and 2,000,000 shares of undesignated stock. We would be required by NYSE Amex rules to obtain shareholder approval for most other forms of equity compensation arrangements. In addition, we are subject to certain contractual restrictions regarding equity grants. Information regarding the proposed 2012 Plan is provided elsewhere in this Proxy Statement and is not reflected in the table above.

          Additional information concerning historical equity awards is available in this proxy statement in the following tables and the narrative accompanying them: Summary Compensation Table, Outstanding Equity Awards at 2011 Fiscal Year End, and Director Compensation Table for the 2011 Fiscal Year. On October 3, 2011, the closing price of our common stock was $3.41.

Federal Income Tax Matters

Options

          Under present law, an optionee will not recognize any taxable income on the date an NSO is granted pursuant to the 2012 Plan. Upon exercise of the option, however, the optionee must recognize, in the year of exercise, compensation taxable as ordinary income in an amount equal to the difference between the option price and the fair market value of Company common stock on the date of exercise. Upon the sale of the shares, any resulting gain or loss will be treated as capital gain or loss. The Company will receive an income tax deduction in its fiscal year in which NSOs are exercised equal to the amount of ordinary income recognized by those optionees exercising options, and must comply with applicable tax withholding requirements.

Restricted Stock Units

          A recipient of restricted stock units will generally recognize compensation taxable as ordinary income in an amount equal to the fair market value of the shares (or the amount of cash) distributed to settle the restricted stock units on the vesting date(s). The Company normally will receive a corresponding deduction at the time of vesting, equal to the amount of compensation the recipient is required to recognize as ordinary taxable income, and must comply with applicable tax withholding requirements.

The foregoing is only a summary of the effect of U.S. federal income taxation with respect to the grant and exercise of awards under the 2012 Plan. It does not purport to be complete, and does not discuss the tax consequences of an individual’s death or the provisions of the income tax laws of any municipality, state or foreign country in which any eligible individual may reside.

Other Information

          Other than as a result of their right to participate in the 2012 Plan, no person who was a director or executive officer in the year ended June 30, 2011 or who is a nominee for director at the meeting, or any associate of such persons, has any substantial interest in this proposal.

Required Vote and Board Recommendation

          The Board of Directors recommends that you vote “FOR” the proposal to approve the Electromed, Inc. 2012 Stock Incentive Plan. Adoption of the proposal requires the affirmative vote of a majority of the voting power of the shareholders present, whether in person or by proxy, and entitled to vote at the Annual Meeting, provided that a quorum is present.

RATIFICATION OF THE APPOINTMENT OF MCGLADREY & PULLEN, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANT
(Proposal 4)

          The Board of Directors, acting on the recommendation of the Company’s Audit Committee, has selected McGladrey & Pullen, LLP (“McGladrey”) as the Company’s independent registered public accountant for the fiscal year ending June 30, 2012. McGladrey was the Company’s independent registered public accountant for the 2011 fiscal year.

          Notwithstanding its selection, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its shareholders. If the appointment is not ratified by our shareholders, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm.

          A representative of McGladrey is expected to be present at the Annual Meeting. Such representative will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions regarding preparation of the Company’s financial statements.

Audit Fees

          The following table presents fees billed by McGladrey to the Company for the audit of the Company’s annual financial statements, the review of the Company’s interim financial statements, and various other audit and non-audit services provided in connection with the fiscal years ended June 30, 2011 and June 30, 2010.

Category	Fiscal Year	Fees
Audit Fees(1)	2011	$93,410
	2010	$249,000

Audit-Related Fees(2)	2011	$0
	2010	$0

(1)	Audit services included the annual audits and reviews of the Company’s quarterly financial statements. The 2010 fees also include fees relating to the Company’s initial public offering.

(2)	Audit-related services related to responding to technical accounting questions and related research, and meetings with the Company’s management.

          McGladrey provided no other services to the Company in either fiscal 2011 or fiscal 2010 that are not included above.

Audit Committee Pre-Approval

          Pursuant to its written charter, the Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be performed for the Company by its independent registered public accounting firm or any other auditing or accounting firm. During the year, circumstances may arise that will require the engagement of the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, we will obtain pre-approval of the Audit Committee before engaging the independent registered public accounting firm.

          All audit services and audit-related services incurred during fiscal 2011 were pre-approved by our Audit Committee.

Required Vote and Board Recommendation

          The Board of Directors recommends a vote “FOR” the ratification of the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accountant for the 2012 fiscal year. Adoption of the proposal requires the affirmative vote of a majority of the voting power of the shareholders present, whether in person or by proxy, and entitled to vote at the Annual Meeting, provided that a quorum is present.

CORPORATE GOVERNANCE

Independence

          Our Board of Directors consists of a majority of independent directors. Our Board of Directors has determined that four of the seven director nominees are independent directors, as defined under the applicable regulations of the SEC and the NYSE Amex. The four independent director nominees are Stephen H. Craney, William V. Eckles, Thomas M. Hagedorn, and Darrel L. Kloeckner. In addition, Noel D. Collis, MD, who served as a director for a portion of our 2011 fiscal year, was an independent director as defined by applicable rules and regulations. In determining independence, our Board of Directors considered that Mr. Hagedorn is a director and owns approximately 11% of the outstanding equity of Hansen Engine Corporation, an entity that receives payment from the Company in exchange for performing research and development services. In addition, our Board of Directors considered that Mr. Hagedorn’s son was an employee of the Company from December 1, 2009 through June 30, 2010. Our Board of Directors also considered that the Company has made payments of approximately $611,000, $409,000, and $380,000 during our 2011, 2010, and 2009 fiscal years, respectively, to RiverSide Electronics, Ltd. (“RiverSide”), an entity which is solely owned by Mr. Craney, in exchange for electronic parts. The Board of Directors determined that the terms of its transactions with RiverSide were consistent with what could be obtained in an arm’s length transaction with an unrelated party and that the transactions did not exceed 5% of RiverSide’s consolidated gross annual revenues. The Board of Directors also considered that Mr. Eckles owns approximately 20% of the outstanding stock of Blue Earth Valley Communications (“Blue Earth”), an entity from which the Company has purchased approximately $25,000 of telecommunications services in each of its past three fiscal years and from which the Company, through a wholly-owned subsidiary of Blue Earth, leases industrial space for annual rent of approximately $60,000. The Board of Directors determined that the terms of the Company’s transactions with Blue Earth were consistent with what could be obtained in an arm’s length transaction with an unrelated party and that the transactions did not exceed 5% of Blue Earth’s consolidated gross annual revenues. See “CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS.”

Code of Ethics

          The Board of Directors has approved a Code of Ethics that applies to all employees, directors, and officers, including the Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. The Code of Ethics is available in the “Investor Relations” section of our website at www.electromed.com. We intend to disclose on our website, www.electromed.com, any amendment to, or waiver from any provision of the Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer, or Chief Accounting Officer, and that relates to any element of the Code of Ethics identified in Item 406(b) of Regulation S-K. Such disclosure will be provided promptly following the date of the amendment or waiver.

Director Attendance at Annual Meetings

          Directors’ attendance at Annual Meetings can provide shareholders with an opportunity to communicate directly with members of the Board of Directors about matters concerning the Company. The Company encourages all directors to attend the Company’s annual meetings, but it does not have a formal attendance policy. Six of the Company’s current directors attended the Fiscal 2011 Annual Meeting of Shareholders.

Board Leadership Structure

          The Board of Directors believes the combined role of Chairman and Chief Executive Officer allows the Company’s leadership to develop strategic direction and hold management accountable for the execution of strategy once it is developed. The combined role promotes strategic development and execution and facilitates information flow with management to aid in the Board of Directors’ evaluation of management’s performance. The Board of Directors believes that the Company’s Chief Executive Officer is best situated to serve as Chairman because of his unique familiarity with the Company’s history, business and industry, which makes him most capable of effectively leading discussions among directors of diverse backgrounds and experience regarding the Company’s operations and strategy identification, execution and evaluation. The Board of Directors has not appointed a lead independent director and believes that the independent directors’ roles as members of their respective committees provide sufficient oversight.

Risk Oversight

          It is management’s responsibility to manage risk and bring to the Board’s attention the most material risks to the Company. The Board of Directors has oversight responsibility of the processes established to report and monitor systems for material risks applicable to the company. The Audit Committee provides oversight of management with respect to enterprise-wide risk management, which focuses primarily on risks relating to the Company’s ability to maintain appropriate levels of credit and insurance coverage, financial and accounting risks, and legal and compliance risks, including oversight of internal controls over financial reporting. In addition, the Personnel and Compensation Committee considers risks related to the attraction and retention of talent and risks relating to the design of compensation programs and arrangements. The Nominating and Corporate Governance Committee considers risks and best practices relating to corporate governance policies and procedures. The full Board considers strategic risks and opportunities and regularly receives detailed reports from management and the committees, with respect to their areas of responsibility for risk oversight.

Board and Committee Meetings

          During the 2011 fiscal year, the Board of Directors held ten formal meetings, three of which were held jointly with the Nominating and Corporate Governance Committee. In addition, directors frequently communicate with each other informally and, when appropriate, take action by written consent of all directors, or in the case of an action that does not require shareholder approval, the number of directors required to take the action at a meeting, as permitted by the Minnesota Business Corporation Act and the Company’s Amended Articles of Incorporation. Each director attended at least 75% of the total number of Board meetings held during the 2011 fiscal year and the total number of meetings held by all committees on which the director served during the 2011 fiscal year.

Committee Membership

          The Company’s Board of Directors has three standing committees: the Audit Committee, the Personnel and Compensation Committee, and the Nominating and Corporate Governance Committee. The following table sets forth the membership of each of the Company’s standing committees:

Audit Committee	Nominating and Corporate Governance Committee	Personnel and Compensation Committee
Darrel L. Kloeckner (Chair)	Thomas M. Hagedorn (Chair)	Thomas M. Hagedorn (Chair)
Stephen H. Craney	Stephen H. Craney	Stephen H. Craney
William V. Eckles	William V. Eckles	Darrel L. Kloeckner

          Our Board of Directors has evaluated independence for the members of each committee in accordance with NYSE Amex rules and, with respect to the members of the Audit Committee, Rule 10A-3 of the Exchange Act. The membership and responsibilities of each committee complies with the listing requirements of the NYSE Amex.

Audit Committee

          Our Audit Committee currently consists of Darrel L. Kloeckner (Chair), Stephen H. Craney, and William V. Eckles. Under its charter, the Audit Committee must consist of at least three independent directors and its composition must otherwise satisfy NYSE Amex and SEC requirements applicable to audit committees.

          The principal functions of the Audit Committee are to evaluate and review the Company’s financial reporting process and systems of internal controls. The Audit Committee evaluates the independence of the Company’s independent registered public accountant, recommends selection of the Company’s independent registered public accountant to the Board of Directors, approves fees to be paid to our independent registered public accountant, and reviews the Company’s financial statements with management and the independent registered public accountant. The Audit Committee has recommended to the Board of Directors the appointment of McGladrey & Pullen, LLP to serve as the Company’s independent registered public accountant for the 2012 fiscal year. The Audit Committee operates under a written charter approved and adopted by the Board of Directors on April 20, 2010, a copy of which is available in the “Investor Relations” section of the Company’s website at www.electromed.com. The Audit Committee held four formal meetings during the 2011 fiscal year.

          The Board of Directors has determined that Darrel L. Kloeckner is the “audit committee financial expert” as defined by Item 407 (d)(5) of Regulation S-IC under the Securities Act of 1933, as amended.

Audit Committee Independence

          SEC and NYSE Amex rules require our Audit Committee to be made up entirely of independent directors. Our Board of Directors has affirmatively determined that Mr. Kloeckner, Mr. Craney, and Mr. Eckles meet the definition of “independent director” for purposes of serving on an audit committee under NYSE Amex Rule 803 and Exchange Act Rule 10A-3.

Audit Committee Review of Related Party Transactions

          The charter for the Audit Committee provides that the Audit Committee will review and approve in advance any related party transaction of the type required to be disclosed by Item 404 of Regulation S-K. In determining whether to approve or ratify a transaction with a related party, the Audit Committee considers all of the relevant facts and circumstances available to it, including, among any other factors it deems appropriate: (i) the benefits to the Company of the transaction; (ii) the nature of the related party’s interest in the transaction; (iii) whether the transaction would impair the judgment of a director or executive officer to act in the best interests of the Company and our shareholders; (iv) the potential impact of the transaction on a director’s independence; and (v) whether the transaction is on terms no less favorable than terms generally available to an unrelated third party under the same or similar circumstances. If a member of the Audit Committee is a related party with respect to a transaction under review, he abstains from voting on the approval of the transaction. We believe the terms of any of the transactions and agreements described under the heading “CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS” are at least as favorable to us as could be obtained in an arm’s length transaction with an unrelated party.

Report of the Audit Committee

          The following report of the Audit Committee shall not be deemed to be filed with the Securities and Exchange Commission (“SEC”) or incorporated by reference in any previous or future documents filed by the Company with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the reference in any such document.

          In accordance with its written charter adopted by the Board of Directors, as amended, the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee charter is available in the “Investor Relations” section of our website at www.electromed.com. The charter was adopted on April 20, 2010. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

(1)reviewed and discussed the audited financial statements with management and the independent registered public accountants;

(2) discussed with the independent registered public accountants the material required to be discussed by Statement on Auditing Standards No. 61, as amended by Auditing Standard No. 114, (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the PCAOB in Rule 3200T; and

(3)received the written disclosures and the letter from the independent registered public accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent registered public accountant the independent accountant’s independence.

          Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011, as filed with the Securities and Exchange Commission.

Audit Committee

Darrel L. Kloeckner (Chair)
Stephen H. Craney
William V. Eckles

Personnel and Compensation Committee

          The current members of the Personnel and Compensation Committee are Thomas M. Hagedorn (Chair), Stephen H. Craney, and Darrel L. Kloeckner. Our Board of Directors has affirmatively determined that each of Mr. Hagedorn, Mr. Craney, and Mr. Kloeckner meet the definition of “independent director” for purposes of serving on a compensation committee under NYSE Amex Rule 805.

          The Board has authorized the Personnel and Compensation Committee to, among other duties, develop the Company’s compensation strategy, review compensation policies and plans for the Company’s executive officers, and administer the Company’s compensation plans. Neither the Personnel and Compensation Committee nor the Board of Directors engages compensation consultants to assist in determining or recommending the amount or form of compensation for executive officers or directors. The Chief Executive Officer gives the Committee input in regard to the compensation of the Chief Financial Officer and the Chief Operating Officer, but the Chief Executive Officer is not present during voting or deliberations relating to his own compensation. The committee operates under a written charter adopted April 20, 2010, which is available in the “Investor Relations” section of our website at www.electromed.com. The Personnel and Compensation Committee acted by written consent one time during the 2011 fiscal year.

Nominating and Corporate Governance Committee

          The current members of the Nominating and Corporate Governance Committee are Thomas M. Hagedorn (Chair), Stephen H. Craney, and William V. Eckles. At this time, our Board of Directors has affirmatively determined that each of Mr. Hagedorn, Mr. Craney, and Mr. Eckles meet the definition of “independent director” for purposes of serving on a nominating committee under NYSE Amex Rule 804.

          Our Nominating and Corporate Governance Committee is responsible for oversight of our corporate governance policies and procedures, our codes of conduct and other corporate governance matters. In addition, our Nominating and Corporate Governance Committee makes recommendations to our Board of Directors regarding candidates for directorships and the size and composition of our Board of Directors and its committees. The Nominating and Corporate Governance Committee acts pursuant to a written charter, which was adopted April 20, 2010 and amended September 23, 2010. The charter is available in the “Investor Relations” section of our website at www.electromed.com. The Nominating and Corporate Governance Committee held three formal meeting during the 2011 fiscal year, all of which were held jointly with the full Board of Directors meetings.

Director Nominations

          Director nominees are recommended to the full Board by the Nominating and Corporate Governance Committee. Shareholders may recommend a nominee to be considered by the Nominating and Corporate Governance Committee by submitting a written proposal to the Chairman of the Board of Directors, at 500 Sixth Avenue Northwest, New Prague, Minnesota. A consent signed by the proposed nominee agreeing to be considered as a director should accompany the written proposal. The proposal should include the name and address of the nominee, in addition to the qualifications and experience of said nominee.

          When selecting candidates for recommendation to the Board of Directors, the Nominating and Corporate Governance Committee will consider the attributes of the candidates and the needs of the Board and will review all candidates in the same manner, regardless of the source of the recommendation. In evaluating director nominees, the Governance and Nominating Committee seeks to confirm that candidate meet certain minimum qualifications, including being able to read and understand basic financial statements, being familiar with our business and industry, having high moral character and mature judgment, and possessing the ability to work collegially with others. In addition, factors such as the following are also considered:

•	appropriate size and diversity of the Board;

•	needs of the Board with respect to particular talent and experience;

•	knowledge, skills and experience of nominee;

•	experience in domestic and international business affairs;

•	familiarity with legal and regulatory requirements;

•	appreciation of the relationship of our business to the changing needs of society; and

•	desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by a new member.

          The Nominating and Corporate Governance Committee does not have a formal diversity policy at this time. However, as summarized above, the Nominating and Corporate Governance Committee seeks to nominate candidates with a diverse range of knowledge, experience, skills, expertise, and other qualities that will contribute to the overall effectiveness of the Board of Directors. Moreover, potential nominees are not discriminated against on the basis of sex, religion, national origin, sexual orientation, disability or other basis proscribed by law.

          In July 2011, the independent directors voted to recommended to the full Board the nomination of William V. Eckles to serve as a director. Mr. Eckles was recommended to the Nominating and Corporate Governance Committee by the Company’s Chief Executive Officer.

SECURITY HOLDER COMMUNICATIONS TO THE BOARD OF DIRECTORS

          Any shareholder wishing to communicate with the Board of Directors about any matter involving the business or operations of the Company should send the communication, in written form, to the CEO of the Company at the Company’s principal place of business at 500 Sixth Avenue Northwest, New Prague, Minnesota. The CEO of the Company will promptly send the communication to each member of the Board of Directors.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than ten percent of the Company’s common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders (“Insiders”) are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

          To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company, or written representations from Insiders that no other reports were required, the Company believes that during the fiscal year ended June 30, 2011, all Form 3, Form 4 and Form 5 filing requirements were met.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS, DIRECTORS AND MANAGEMENT

          The following table sets forth certain information with respect to the beneficial ownership of our outstanding common stock by (i) each of our named executive officers (as defined in the section of this Proxy Statement entitled “EXECUTIVE COMPENSATION”); (ii) each of our current directors and director nominees; and (iii) all of our executive officers, current directors, and director nominees as a group. We are not aware of any beneficial owners of more than 5% of our common stock who are not executive officers or directors.

          The percentage ownership information shown in the table is based upon 8,101,085 shares outstanding as of October 3, 2011.

          Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Except as otherwise noted below, the address for each person or entity listed in the table is c/o Electromed, Inc., 500 Sixth Avenue NW, New Prague, Minnesota 56071.

Name	Number of Shares Beneficially Owned	Percentage of the Class Beneficially Owned(1)
Robert D. Hansen(2)	600,355	7.39%
Terry M. Belford, CPA, CMA(3)	59,000	*
James J. Cassidy, Ph.D.	2,000	*
Stephen H. Craney	304,334	3.76%
William V. Eckles(4)	67,000	*
Thomas M. Hagedorn	864,250	10.67%
Craig N. Hansen	521,000	6.43%
Darrel L. Kloeckner	40,625	*
George H. Winn, DDS	592,708	7.32%
Executive Officers and Directors as a Group (9 persons)(5)	3,051,272	37.42%

* Indicates ownership of less than 1%.

(1)

Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of October 3, 2011, or within sixty days of such date, are treated as outstanding only when determining the percent owned by such individual and when determining the percent owned by a group.

(2)

Includes 21,000 shares which may be purchased upon exercise of warrants by Mr. Hansen that were exercisable as of October 3, 2011, or within 60 days of such date; 100,000 shares of Company common stock pledged pursuant to a lending arrangement and 152,415 shares of Company common stock pledged as collateral under a secured promissory note.

(3)	Includes 33,000 shares which may be purchased upon exercise of warrants by Mr. Belford that were exercisable as of October 3, 2011, or within 60 days of such date.

(4)	Includes 60,000 shares held indirectly through Blue Earth Cellular, LLC.

(5)	Includes 54,000 shares which may be purchased upon exercise of warrants that were exercisable as of October 3, 2011, or within 60 days of such date.

EXECUTIVE COMPENSATION

Executive Compensation Components for Fiscal 2011

          During our 2011 fiscal year, we had two named executive officers, as that term is defined under Item 402(m)(2) of Regulation S-K: Robert D. Hansen, our Chief Executive Officer; and Terry M. Belford, our Chief Financial Officer. In addition, effective June 1, 2011, we hired Dr. James J. Cassidy as our Chief Operating Officer. Subsequent to the end of the 2011 fiscal year, our Chief Financial Officer announced that he would retire effective on the earlier of October 31, 2011 or the date on which our new permanent Chief Financial Officer commences employment.

          We provide a compensation package to our executive officers that includes base salary and annual performance-based cash awards. Our executive officers are also eligible to receive perquisites and to participate in benefit arrangements that are generally available to all salaried employees, such as health and retirement plans. Historically, we have also periodically awarded our executive officers with long-term equity incentive grants in the form of warrants. Pursuant to their employment agreements, our executives are eligible to participate in any employee benefit plan that provides opportunities to earn equity incentive compensation. Accordingly, our executives will be eligible to participate in the 2012 Plan if it is approved, and the Board of Directors may determine to grant awards to the executives thereunder.

Base Salary

          During our 2011 fiscal year, our Chief Executive Officer and Chief Financial Officer served pursuant to employment agreements effective January 1, 2010 and earned base salaries of $208,993 and $146,000, respectively. During our 2010 fiscal year, our Chief Executive Officer and Chief Financial Officer earned base salaries of $184,950 and $128,450, respectively.

          Base salaries for our executive officers are determined and paid on a calendar-year basis. In order to provide its recommendations regarding base salaries, the Personnel and Compensation Committee reviews individual performance and our operating results and considers compensation data for medical device manufacturing companies located in the Midwest. The Personnel and Compensation Committee also considers the Chief Executive Officer’s recommendations as to compensation for the Company’s other executive officers. The Personnel and Compensation Committee uses a subjective process to set base salaries and does not specifically weight any factors. Based upon the information reviewed by the Personnel and Compensation Committee, the Committee makes a recommendation with respect to compensation for the Company’s executive officers and the Board of Directors set the compensation for each of the executive officers based on the information and recommendation provided by the Personnel and Compensation Committee.

Incentive Compensation

          In order to provide motivation to our executive officers, we provide performance-based incentive compensation on a calendar-year basis, upon achievement of goals established annually by the Board of Directors. The incentive component of our executive compensation package consists of cash incentive compensation and, historically, long-term equity compensation in the form of warrants that typically vest in 20% increments over a 5-year period.

          Cash Incentive Compensation

          Our Chief Executive Officer and Chief Financial Officer earned cash incentive compensation of $75,000 and $56,250, respectively, during the 2011 fiscal year. During the 2010 fiscal year, our Chief Executive Officer and Chief Financial Officer earned cash incentive compensation of $90,000 and $67,500, respectively.

          During each of our 2011 and 2010 fiscal years, our Chief Executive Officer and Chief Financial Officer were eligible to earn incremental cash incentive compensation of $2,500 and $1,875, respectively, for each increment of $250,000 by which the Company’s revenue exceeded the calendar-year revenue threshold. We expect to enter into a Separation Agreement and Release with our Chief Financial Officer in connection with his retirement, pursuant to which he will receive a pro rata portion of his calendar year 2011 bonus payment.

          The Personnel and Compensation Committee will set performance goals and related incentive payments for future calendar years on an annual basis.

          Equity Incentive Compensation

          We did not issue warrants or other equity compensation to our named executive officers during our 2011 or 2010 fiscal years. If the 2012 Plan is approved, the Board of Directors may, in its discretion, issue equity awards to our executive officers from the pool of shares reserved thereunder.

Perquisites and Other Benefits

          We believe that providing perquisites to our executive officers is beneficial because it improves our ability to retain qualified leaders and is consistent with the practice of similarly-sized companies in our industry. Our executive officers are eligible to participate in our group health and life insurance plans and receive matching contributions to a 401(k) plan, which are benefits that are generally available to all of our salaried employees. The goal of these programs is to promote health and welfare benefits. In addition, we provide an automobile to our Chief Executive Officer and, during the 2011 and 2010 fiscal years, made monthly automobile lease payments on behalf of our Chief Financial Officer. The aggregate annual value of these perquisites was less than $10,000 during each of the last two fiscal years. As described in footnotes 3 and 6 to the Summary Compensation Table, we also pay premiums with respect to life insurance policies on our Chief Executive Officer and his three adult children.

Employment Agreements for our Named Executive Officers

Chief Executive Officer

          For a portion of the 2010 fiscal year, Robert D. Hansen, our Chief Executive Officer, was employed pursuant to an Executive Employment Agreement dated January 3, 2005 (the “2005 Employment Agreement”), which was subject to annual renewal by our Board of Directors. The 2005 Employment Agreement provided for an annual base salary of $89,500, cash incentive awards upon achievement of annual revenue and net income goals established by the Board of Directors, and equity incentive awards in the form of warrants upon achievement of annual revenue goals established by the Board of Directors. The 2005 Employment Agreement also provided that The Company would pay the premiums on health and life insurance policies for Mr. Hansen for the term of the agreement, and would pay the premiums on life insurance policies for each of Mr. Hansen’s three adult children, in each case for the benefit of the recipient’s estate or another beneficiary chosen by the recipient. Following termination of the 2005 Employment Agreement, we have continued to pay the premiums on these life insurance policies.

          Effective January 1, 2010, we entered into a new employment agreement with Mr. Hansen (the “2010 Employment Agreement”), which superseded the 2005 Employment Agreement. The 2010 Employment Agreement has an initial term of three years (the “Initial Term”), with automatic renewal for one-year periods thereafter (each a “Renewal Term,” together, the “Renewal Terms”) unless written notice of non-renewal is provided by the Board of Directors or Mr. Hansen at least 90 days prior to the anniversary date of agreement, and subject to earlier termination as described below. Pursuant to the 2010 Employment Agreement, Mr. Hansen receives a base salary on a calendar-year basis as determined by the Board of Directors, is eligible to receive cash incentive compensation, is entitled to the severance payments described below upon termination without cause or resignation upon a change of control of the Company, and is entitled to maintain, at the Company’s expense, life insurance policies of at least $1,000,000 for the benefit of his estate.

          The 2010 Employment Agreement is terminable by the Board of Directors at any time for any reason. If Mr. Hansen is terminated by the Board of Directors without cause prior to the expiration of the Initial Term or any subsequent Renewal Term or if he resigns within six months of a change of control of the Company, the Company would be required to pay severance. With respect to a termination without cause, the amount of the severance payment would be equal to Mr. Hansen’s then-current base salary. With respect to a resignation upon a change in control, the amount of the severance payment would be equal to the sum of two times (2x) Mr. Hansen’s then-current base salary. In each instance, Mr. Hansen would also be entitled to a pro rata portion of any earned but unpaid incentive compensation at the time of termination and would, in order to receive the severance and continued benefits, be required to sign a release of claims against the Company, return all property owned by the Company and agree not to disparage the Company.

          The 2010 Employment Agreement defines “cause” as gross misconduct that damages the Company; fraud, misappropriation, or embezzlement by the employee; conviction of a felony crime or a crime of moral turpitude; unethical conduct in the course of employment; or a material breach of the employment agreement. The 2010 Employment Agreement defines “change of control” as: (i) a change in ownership, which is deemed to have occurred in the event one person, or more than one person acting as a group, acquires more than 50% of the total fair market value or total voting stock of the Company; (ii) a change in effective control, which is deemed to have occurred when one person, or more than one person acting as a group, acquires ownership of stock of the Company possessing 30% or more of the total voting power of the stock, or a majority of members of the Company’s Board of Directors is replaced during any 12-month period; and/or (iii) a change in ownership of a substantial portion of the assets of the Company, which is deemed to have occurred when one person, or more than one person acting as a group, acquires assets from the Company that have a total gross fair market value equal to or greater then 40% of the total gross fair market value of all of the assets of the Company before the acquisition.

          Mr. Hansen has also entered into a Non-Competition, Non-Solicitation, and Confidentiality Agreements (the “Confidentiality Agreement”). Pursuant to the Confidentiality Agreement, Mr. Hansen has agreed to protect confidential information of the Company and to return all confidential information and property of the Company upon termination of employment for any reason, and that he will not compete with the Company or solicit customers or business contacts of the Company during the term of the agreement and for a period of 12 months after termination, for any reason. In addition, Mr. Hansen agreed that he would inform any potential new employer of his obligations under the Confidentiality Agreement before accepting new employment.

Chief Financial Officer

          Effective January 1, 2010, we entered into an employment agreement with Terry M. Belford to serve as our Chief Financial Officer. Prior to January 1, 2010, the terms of Mr. Belford’s employment were set by our Board of Directors on an annual basis. Mr. Belford’s employment agreement provided for an initial term of three years, with automatic renewal for one-year periods thereafter unless written notice of non-renewal is provided by the Board of Directors or Mr. Belford at least 90 days prior to the anniversary date of the agreement, and subject to earlier termination provisions similar to those contained in Mr. Hansen’s 2010 Employment Agreement. Pursuant to his employment agreement, Mr. Belford received a base salary on a calendar-year basis as determined by the Board of Directors, was eligible to receive cash incentive compensation, and was entitled to certain severance payments upon termination without cause or resignation upon a change of control of the Company. Subsequent to the end of the 2011 fiscal year, we reached an agreement with Mr. Belford that he would retire on the earlier of October 31, 2011 or the date on which our new permanent Chief Financial Officer commences employment.

          We have entered into a Transition Agreement with Mr. Belford pursuant to which he will continue to perform his ordinary and customary duties through the effective date of his retirement. Until the effective date of his retirement, Mr. Belford will continue to receive his current salary and benefits. In addition, we expect to enter into a Separation Agreement and Release with Mr. Belford on the effective date of his retirement. The Separation Agreement and Release will provide that Mr. Belford will receive approximately $27,600 as payment for accrued but unused vacation time and a payment in the amount of approximately $147,000 representing six months of separation pay and a pro rata portion of the calendar year 2011 bonus payment to which Mr. Belford may be entitled under his employment agreement, which amount will be paid in a lump sum on the first day of the seventh month following the effective date of Mr. Belford’s retirement. In exchange, Mr. Belford will execute a general release of claims, will continue to be bound by the terms of his Non-Competition, Non-Solicitation and Confidentiality Agreement dated January 1, 2010, which is identical in form to the Confidentiality Agreement with Mr. Hansen, and will provide consulting and transition services as reasonably requested by the Company through December 31, 2011.

Summary Compensation Table

          The following table provides information regarding the compensation earned during fiscal 2011 and fiscal 2010 by our named executive officers:

Name and principal position	Year	Salary ($)(1)	Option awards ($)	Non-equity incentive plan compensation ($)		All other compensation ($)		Total ($)
Robert D. Hansen Chief Executive Officer	2011	208,993	0	75,000	(2)	17,774	(3)(4)	301,767
	2010	184,950	0	90,000	(5)	17,025	(6)(7)	291,975

Terry M. Belford Chief Financial Officer	2011	146,000	0	56,250	(2)	7,241	(8)	209,491
	2010	128,450	0	67,500	(5)	7,622	(9)	203,572

(1)	Amounts shown are not reduced to reflect the named executive officers’ elections, if any, to contribute portions of their salaries to 401(k) plans.

(2)	Reflects a cash incentive payment earned as of December 31, 2010 for achieving performance goals for the 2010 calendar year.

(3)	Includes premiums totaling $6,083 paid by the Company with respect to life insurance for the benefit of Mr. Hansen and his three adult children.

(4)	Includes a Company match of $11,691 to Mr. Hansen’s 401(k) plan.

(5)	Reflects a cash incentive payment earned as of December 31, 2009 for achieving performance goals for the 2009 calendar year.

(6)	Includes premiums totaling $6,823 paid by the Company with respect to life insurance for the benefit of Mr. Hansen and his three adult children.

(7)	Includes a Company match of $10,202 to Mr. Hansen’s 401(k) plan.

(8)	Includes a Company match of $7,241 to Mr. Belford’s 401(k) plan.

(9)	Includes a Company match of $7,622 to Mr. Belford’s 401(k) plan.

Outstanding Equity Awards at June 30, 2011

          The following table sets forth certain information regarding equity awards granted to our named executive officers outstanding as of June 30, 2011:

	Option Awards

Name	Number of securities underlying unexercised options (# Exercisable)(1)	Number of securities underlying unexercised options (# Unexercisable)(1)		Option exercise price ($)	Option expiration date
Robert D. Hansen	21,000	14,000	(2)	$3.50	11/24/2018
Terry M. Belford	12,000	0		$2.00	1/1/2012
	21,000	14,000	(2)	$3.50	11/24/2018

(1)	The Exercisable and Unexercisable options are denominated as warrants to purchase common stock of the Company.

(2)	The warrants vest ratably on November 24 of each year from Fiscal Years 2009 – 2013, and expires on November 24, 2018.

DIRECTOR COMPENSATION

          The following table provides information regarding compensation paid to and earned by non-employee directors during fiscal 2011:

Name	Fees Earned or Paid in Cash(1) ($)	All Other Compensation ($)	Total ($)
Noel D. Collis, MD(2)	3,000	-	3,000
Stephen H. Craney	4,000	-	4,000
Thomas M. Hagedorn	6,000	-	6,000
Craig N. Hansen	6,000	-	6,000
Darrel L. Kloeckner	4,000	-	4,000
George H. Winn DDS	5,000	-	5,000

(1)

In fiscal 2011, each non-employee director was paid $1,000 for each Board meeting the director attended. As of February 11, 2011, members of the Audit Committee were paid a $1,000 retainer for service in the first fiscal quarter and a $500 retainer for the second, third and fourth fiscal quarters.

(2)	As previously disclosed, Dr. Collis resigned from his director position on November 15, 2010.

CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

          Described below are transactions and series of similar transactions that have occurred during the 2011 and 2010 fiscal years, to which we were or are a party in which:

•	the amounts involved exceeded the lesser of $120,000 or one percent of the average of our total assets at year end for our last two completed fiscal years; and

•	a director, executive officer, beneficial owner of more than 5% of any class of our voting securities or any member of their immediate family had or will have a direct or indirect material interest.

          We obtain engineering services from Hansen Engine Corporation (d/b/a Hansen Engine Technologies, Inc.) (“Hansen Engine”) pursuant to a Letter Agreement dated February 16, 2010 (the “2010 Agreement”). Robert D. Hansen, our Chief Executive Officer, is the President, Chief Executive Officer and Chairman of the Board of Directors of Hansen Engine and owns approximately 11% of that entity’s outstanding common stock. Mr. Hansen devotes approximately 5% of his time attending to matters related to Hansen Engine Corporation, where he is primarily responsible for corporate governance matters through his service as a member of Hansen Engine’s board of directors. In addition, Craig N. Hansen, a member of our Board of Directors and the brother of Robert D. Hansen, and Thomas M. Hagedorn, a member of our Board of Directors, are each a director of Hansen Engine and own approximately 12% and 11%, respectively, of that entity’s outstanding common stock. The 2010 Agreement provides that Hansen Engine will perform research and development work, primarily relating to the improvement of device performance of the Electromed SmartVest System, in exchange for a monthly fee of $30,000. During our 2011 and 2010 fiscal years, expenses incurred to Hansen Engine were approximately $369,000 and $280,000, respectively. The 2010 Agreement provides that all design outputs will be the property of the Company and that all patents that result from work performed pursuant to the agreement must be assigned to us. Such assignments are effected in writing pursuant to our standard form of patent assignment.

          From May 2006 through December 2009, we leased a 5,000 square-foot building from Dr. George H. Winn, a member of our Board of Directors. Our monthly lease payment for the building was approximately $7,000 until we bought the building for $555,000 on December 9, 2009.

          On March 2, 2010, we purchased from Robert D. Hansen, our Chief Executive Officer and the chairman of our Board of Directors, the non-controlling interest in Electromed Financial, LLC, a Minnesota limited liability company (“Electromed Financial”) that was our majority-owned subsidiary. The purchase price for Mr. Hansen’s interest in Electromed Financial was $125,000 and was accounted for as an equity transaction. Electromed Financial is now our wholly-owned subsidiary. Electromed Financial was formed on May 23, 2002 to assist in raising capital from outside investors and may be engaged to support other financial-related objectives of the Company.

          The Company purchases electronic parts from RiverSide Electronics, Ltd. (“RiverSide”), an entity which is solely owned by Stephen H. Craney, a director. The Company has made payments to RiverSide of approximately $611,000 and $409,000 during our 2011 and 2010 fiscal years, respectively. The Board of Directors has determined that the terms of its transactions with RiverSide were consistent with what could be obtained in an arm’s length transaction with an unrelated party.

OTHER INFORMATION

          The Board of Directors knows of no other matters which may be brought before the Annual Meeting. If any other matters are presented at the meeting on which a vote may properly be taken, the persons named as proxy holders in the enclosed proxy card will vote thereon in accordance with their best judgment.

ANNUAL REPORT AND FINANCIAL STATEMENTS

          A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2011, ACCOMPANIES THE DELIVERY OF THIS PROXY STATEMENT (WITHOUT EXHIBITS). NO PART OF THE ANNUAL REPORT IS INCORPORATED HEREIN AND NO PART THEREOF IS TO BE CONSIDERED PROXY SOLICITING MATERIAL. THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO THE COMPANY’S FURNISHING SUCH EXHIBIT(S). ANY SUCH REQUESTS SHOULD INCLUDE A REPRESENTATION THAT THE SHAREHOLDER WAS THE BENEFICIAL OWNER OF SHARES OF COMPANY COMMON STOCK ON OCTOBER 3, 2011, THE RECORD DATE FOR THE FISCAL 2012 ANNUAL MEETING, AND SHOULD BE DIRECTED TO ROBERT HANSEN, CHIEF EXECUTIVE OFFICER, AT THE COMPANY’S PRINCIPAL ADDRESS.

Dated: October 11, 2011
New Prague, Minnesota

Appendix I

ELECTROMED, INC.
2012 STOCK INCENTIVE PLAN

1.       Purpose of Plan.

          Under the Electromed, Inc. 2012 Stock Incentive Plan (the “Plan”), the Company may grant Options and Equity Units to Employees, Directors, and Consultants. The Plan is designed to enable the Company and its Subsidiaries to attract, retain and motivate Participants by providing them the opportunity to acquire equity ownership in the Company.

2.       Definitions.

          The following defined terms are used in this Plan:

          2.1          “Board” means the Board of Directors of the Company.

          2.2          “Broker Exercise Notice” means a notice whereby a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer.

          2.3          “Code” means the Internal Revenue Code of 1986, as amended.

          2.4          “Committee” means the compensation committee appointed under Section 3 to administer the Plan.

          2.5          “Common Stock” means the common stock of the Company, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.3.

          2.6          “Company” means Electromed, Inc., a Minnesota corporation.

          2.7          “Consultant” means any independent contractor who provides services to the Company.

          2.8          “Control Group” means the Company and any trade or business under common control with the Company within the meaning of Code §414(b) and (c).

          2.9          “Director” means a member of the Board.

          2.10        A Participant has a “Disability” if, by reason of any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of at least 12 months:

          (a)          The Participant is unable to engage in any substantial gainful activity, or

          (b)          The Participant has received income replacement benefits for a period of at least three months under a Participating Employer’s accident and health plan.

          2.11        “Employee” means a common law employee of the Company or a Subsidiary.

          2.12        “Equity Unit” means a right to receive a share of Common Stock, subject to terms established under Section 7.

          2.13        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          2.14        “Expiration Date” means the date an Option is scheduled to expire and no longer be exercisable.

          2.15        “Fair Market Value” of a share of Common Stock as of a particular day means the closing price of a share of the Company’s Common Stock on the Nasdaq Capital Market on such day, or if no sale has been made on such market on such day, on the last preceding day on which any such sale was made.

          2.16        “Option” means a non-qualified stock option granted to a Participant pursuant to Section 6.1 or 6.2.

          2.17        “Participant” means an Employee, Director or Consultant who has been designated as such.

          2.18        “Payment Date” is defined in Section 8.5.

          2.19        “Performance Period” means the period of time over which Equity Units are earned or become vested.

          2.20        “Previously Acquired Shares” means shares of Common Stock that are already owned by a Participant.

          2.21        “Securities Act” means the Securities Act of 1933, as amended.

          2.22        “Separation from Service” is defined in applicable guidance under Code §409A, which generally provides that:

(a)

a Participant will be deemed to have a Separation from Service only if the Participant ceases to perform any services for the Company and other members of the Control Group, or the Participant continues to provide only “insignificant” services;

(b)	service is “insignificant” if it is performed at a rate that is no more than 20% of the average level of services provided by the Participant for the preceding three full calendar years;

(c)

a bona fide leave of absence will not be considered a Separation from Service for the first six months of such leave or until the Participant no longer has a right to reemployment by statute or contract, whichever is longer;

(d)	transfer to an employer in which the Company or another member of the Control Group has at least 50% ownership interest is not a Separation from Service; and

(e)	for purposes of determining benefits earned by a Participant for service as a Director, Separation from Service occurs when he or she ceases to be a Director.

(f)

a Consultant is considered to have a Separation from Service upon expiration of the contract (or in the case of more than one contract, all contracts under which services are performed) if the expiration constitutes a good faith and complete termination of the contractual relationship as provided in Treas. Reg. 1.409A-1(h)(2)).

          2.23        “Subsidiary” means any entity in which the Company has a direct or indirect ownership interest sufficient so that the entity is a member of the Control Group.

3.       Plan Administration.

          Except to the extent the Plan explicitly reserves responsibility to the Board, the Plan shall be administered by the compensation committee (the “Committee”) appointed by the Board. The Committee shall consist solely of not less than two members of the Board who are considered (i) non-employee directors within the meaning of Exchange Act Rule 16b-3 and (ii) outside directors within the meaning of Code § 162(m). If no such Committee is appointed, the Plan shall be administered by the Board and all references to the Committee shall be deemed references to the Board. If the Board determines that an individual appointed to the Committee does not meet any of the criteria for Committee membership, the actions of the Committee taken prior to that determination due to the appointment of that individual shall remain in effect unless the Board determines otherwise.

          The Committee (and in the absence of a Committee, meeting the requirements of the preceding paragraph, the Board) shall have the following authority, subject to the terms of the Plan:

(a)	To determine which Employees, Directors and Consultants will be designated as Participants.

(b)

To determine the terms of each Option including the number of shares of Common Stock subject to the Option, the exercise price, the terms under which the Option will vest or become exercisable, the Expiration Date of the Option, and the period of time (if any) following Separation from Service that the option may be exercised.

(c)	To determine the terms of each award of Equity Units, including any performance goals or other requirements that must be met for the underlying shares of Common Stock to be distributed.

	(d)	To modify the terms of any outstanding Option or Equity Unit in any manner permitted by the Plan as then in effect, or to cancel the Option or Equity Unit, subject to the following:

(1) Subject to Section 4.3, outstanding Options granted under this Plan shall not be repriced.

(2)

If the modification or cancellation adversely affects a Participant, it will not apply to that Participant without his or her consent, unless required by law or necessary to avoid adverse tax treatment.

(e)

To delegate to one or more Employees (including but not limited to Employees who are Directors) all or any part of its authority under the Plan with regard to granting and administering Options or Equity Units for persons who are not then subject to the reporting requirements of Section 16 of the Exchange Act. (However, Options so granted generally will not qualify as “performance-based compensation” for purposes of Code §162(m). Equity Units granted under the Plan do not qualify as “performance-based compensation” regardless of whether granted by the Board or Committee or pursuant to this subsection (e)).

	(f)	To exercise discretionary authority to construe the terms of the Plan and to make all decisions and interpretations necessary or advisable to operate the Plan.

4.	Shares Available for Issuance.

          4.1           Maximum Number of Shares Available. Subject to adjustment as provided in Section 4.3, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 200,000 shares of Common Stock.

          4.2           Accounting for Incentive Awards. Shares of Common Stock that are issued under the Plan or are subject to outstanding Options or Equity Units will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Any shares of Common Stock that are subject to an Option or Equity Unit that lapses, expires, is forfeited or for any reason is terminated unexercised or unvested will automatically again become available for issuance under the Plan. However, shares withheld for the purpose of paying the purchase price upon exercise of an Option or paying applicable withholding taxes will not again become available for issuance under the Plan.

          4.3           Adjustments. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities available for issuance under the Plan and, in order to prevent dilution or enlargement of the rights of the Participants, the number, kind and exercise price of securities subject to outstanding Options or Equity Units.

5.	Participation.

          The Board or Committee may designate any Employee, Director or Consultant as a Participant.

6.	Options.

          6.1         Grants to Employees. The Committee may grant Options to Employees, subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. For tax purposes, all Options granted under the Plan are non-qualified stock options; the Plan does not provide for issuance of incentive stock options qualifying under Code §422. The aggregate number of shares on which Options may be granted to any one Employee during any calendar year may not exceed 25% of the 200,000 shares of Common Stock available for issuance under the Plan. If an Option granted to an Employee is canceled, said Option will nevertheless be included in applying said 25% limit.

          6.2         Grants to Non-Employee Directors or Consultants. The Committee may grant Options to Directors or Consultants who are not Employees, subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion.

          6.3         Exercise Price. The per share price to be paid upon exercise of an Option will be determined at the time of the Option grant. The per share price to be paid by a Participant upon exercise of an Option will be not less than 100% of the Fair Market Value of one share of Common Stock on the date of grant.

          6.4         Exercisability and Duration. An Option will become exercisable at such times and in such installments as may be determined by the Committee at the time of grant. Unless otherwise determined by the Committee at the time of grant, the Expiration Date of each Option will be 10 years from its date of grant.

          6.5         Payment of Exercise Price. The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee may allow such payments to be made, in whole or in part, by tender of a Broker Exercise Notice, tender of Previously Acquired Shares, Attestation, Net Share Settlement, or by a combination of such methods. “Attestation” means delivery by a Participant to the Company of a written affidavit of ownership of Previously Acquired Shares the Fair Market Value of which is then applied to the exercise price of the Option in lieu of actual delivery of such Previously Acquired Shares. Upon receipt of such Attestation of Previously Acquired Shares and payment for any portion of the exercise price not paid by Attestation, the Company shall deliver to the Participant a stock certificate for the number of Option shares so exercised, or may deliver such shares in book entry form, minus the number of Previously Acquired Shares attested to in the written affidavit, and minus any shares withheld to cover tax obligations. “Net Share Settlement” means that upon exercise of an Option, the purchase price is paid by having the Company withhold a number of shares sufficient to cover the purchase price and any required tax withholding. If the purchase price upon exercise of an option is paid through tender of Previously Acquired Shares, Attestation, or Net Share Settlement, the Fair Market Value on the date of exercise of the stock delivered or withheld shall equal the total exercise price for the Shares being purchased.

          6.6         Manner of Exercise. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivering in person, by facsimile or electronic transmission or through the mail, a written notice of exercise to the Company (Attention: Chief Financial Officer) at its principal executive office in New Prague, Minnesota and paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.5 of the Plan. The Committee may permit a Participant to enter into a written plan pursuant to Exchange Act Rule 10b5-1 specifying the date or dates the Participant’s Options will automatically be exercised.

7.	Equity Units.

          An Employee, Director or Consultant may be granted one or more Equity Units under the Plan, and such Equity Units will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee. The Committee may impose such restrictions or conditions, not inconsistent with the terms of the Plan, to the vesting of such Equity Units as it deems appropriate, including, without limitation, that the Participant remain an Employee, Director or Consultant until the end of the Performance Period established for said Equity Units or that the Company satisfy designated performance goals during the Performance Period.

8.	Effect of Separation from Service.

          8.1         Death or Disability. If a Participant’s Separation from Service occurs by reason of his or her death or Disability:

(a)

Options outstanding at the time of said Separation from Service will not expire as a result of said Separation from Service but rather will vest and remain in effect for the remaining term of the Option. However, the Committee in its sole discretion may provide at the time it grants an Option to a Participant that the Option will expire not later than a fixed period of time after the Participant’s Separation from Service.

(b)

All Equity Units then held by the Participant will vest. The Company will transfer to the Participant (or to the beneficiary, legal representative, heir, or legatee of a deceased Participant) a number of shares of Common Stock equal to the number of the Participant’s outstanding Equity Units, less any shares withheld to cover taxes. Said transfer shall occur as of a date or dates determined by the Committee which shall not be later than December 31 of the Year in which the Participant died or was determined to have a Disability. However, as permitted by Code §409A, in cases where a Participant’s death or Disability occurred in October, November, or December, payment shall be considered timely if made by the fifteenth day of the third month after the month in which the Participant died or was determined to have a Disability.

          8.2         Separation from Service After Attaining Age 60. If a Participant’s Separation from Service occurs after he or she has attained age 60 and for a reason other than the Participant’s death or Disability:

(a)

Options outstanding at the time of said Separation from Service will not expire as a result of said Separation from Service but rather will vest and remain in effect for the remaining term of the Option. However, the Committee in its sole discretion may provide at the time it grants an Option to a Participant that the Option will expire not later than a fixed period of time after the Participant’s Separation from Service.

(b)

A fraction of each outstanding grant of Equity Units will be vested. The fraction of a grant that will be vested is the number of Equity Units in that grant, multiplied by a fraction (i) the numerator of which is the number of months from the beginning of the Performance Period for that grant through the month in which the Participant’s Separation from Service occurred and (ii) the denominator of which is the total number of months in said Performance Period. Except as otherwise provided by the Committee, any Equity Units which are not vested will be forfeited.

(c)

The Company will transfer to the Participant a number of shares of Common Stock equal to the number of the Participant’s vested Equity Units (determined as provided in (b), less any shares withheld to cover taxes. Said transfer shall occur as of a date or dates determined by the Committee which shall not be earlier than the Participant’s Payment Date and shall not be later than December 31 of the Year in which the Participant’s Payment Date occurred. However, as permitted by Code §409A, if a Participant’s Payment Date occurs during October, November, or December, payment shall be considered timely if made by the fifteenth day of the third month after the month in which the Participant’s Payment Date occurred.

          8.3         Other Separation from Service. If a Participant’s Separation from Service occurs under circumstances not covered under sections 8.1 and 8.2 (i.e. not due to death or Disability and before age 60), then the provisions of (a) and (b) shall apply:

(a)

If the Separation from Service is not for “cause”, (i) Options held by the Participant which are exercisable as of the date of Separation from Service will remain exercisable for a period of three months after such separation (but in no event after the expiration date of any such options), and (ii) Options which are not yet exercisable as of the date of the Separation from Service will be forfeited immediately. If the Separation from Service is for “cause”, all options will be forfeited immediately upon Separation from Service, regardless of whether they were then exercisable.

(b)	All Equity Units then outstanding will be forfeited, and no payment will be made with respect thereto.

(c)

For purposes of this section, the existence of “cause” will be determined by the Committee by reference to any employment or other agreement or policy applicable to the Participant. In addition, the Committee may determine any of the following to constitute “cause”: (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant’s overall duties, or (iv) any material breach of any employment, service, confidentiality or noncompete agreement entered into with the Company or any Subsidiary.

          8.4         Breach of Confidentiality or Noncompete Agreements. Notwithstanding anything in the Plan to the contrary, in the event that a Participant materially breaches the terms of any confidentiality or noncompete agreement entered into with the Company or any Subsidiary, whether such breach occurs before or after such Participant’s Separation from Service, the Committee in its sole discretion may immediately terminate all rights of the Participant under the Plan and any agreements evidencing an Option or Equity Unit grant then held by the Participant without notice of any kind.

          8.5         Payment Date. A Participant’s “Payment Date” is the first day of the seventh month after the month in which the Participant’s Separation from Service occurred. For example, if a Participant’s Separation from Service occurs on May 15, 2012, her Payment Date is December 1, 2012, and payment must occur on or after December 1, 2012 and on or before March 15, 2013. If another Participant’s Separation from Service occurs January 31, 2013, his Payment Date is August 1, 2013 and payment must occur on or after August 1, 2013 and on or before December 31, 2013.

          8.6         Non-Employee Directors. Sections 8.1 through 8.5 are not applicable to Options or Equity Units granted to Directors or Consultants who are not Employees. If such an individual has a Separation from Service (i.e. ceases to be a Director or Consultant):

(a)

He or she may exercise any outstanding Options within 12 months after ceasing to be a Director or Consultant (or within such other period as approved by the Board or Committee at the time the Options were granted).

(b)

All Equity Units then held by the Participant will vest. The Company will transfer to the Participant a number of shares of Common Stock equal to the number of the Participant’s outstanding Equity Units. Said transfer shall occur as of a date or dates determined by the Company which shall not be later than December 31 of the Year in which the Participant ceased to be a Director or Consultant. However, as permitted by Code §409A, if a Participant’s Separation from Service occurs during October, November or December, payment shall be considered timely if made by the fifteenth day of the third month after the month in which the Participant ceased to be a Director.

          8.7         Options Not Exercisable After Expiration Date. Notwithstanding any provisions of this Section 8 to the contrary, no Option will be exercisable after its Expiration Date.

9.     Payment of Withholding Taxes.

          9.1     General Rules. The Company is entitled to (i) withhold and deduct from the shares of Common Stock payable under the Plan, from future wages of the Participant, or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary, or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to exercise of an Option or payment with respect to an Equity Unit, or (ii) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to the Option or Equity Unit.

          9.2     Special Rules. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 9.1 of the Plan by electing to tender Previously Acquired Shares (including but not limited to the Shares the acquisition of which triggered the tax obligation), by withholding shares of Common Stock payable to the Participant under this Plan, by payments made pursuant to a Broker Exercise Notice, or by a combination of such methods.

10.     Rights of Eligible Recipients and Participants; Transferability.

          10.1     Employment. Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment of any Employee or Participant at any time, nor confer upon any Employee or Participant any right to continue in the employ of the Company or any Subsidiary.

          10.2     Rights as a Shareholder. As a holder of Options or Equity Units, a Participant will have no rights as a shareholder unless and until the Options are exercised or the Equity Units are paid in the form of Common Stock. However, as part of any grant of Equity Units, the Committee may provide that a Participant will be entitled to receive cash distributions equivalent to the dividends paid from time to time on the Common Stock underlying such Units.

          10.3     Restrictions on Transfer. Any Option or Equity Unit granted under this Plan shall by its terms be non-transferable by the grantee other than by will or the laws of descent and distribution and shall be exercisable during the grantee’s lifetime only by the grantee or by the grantee’s guardian or legal representative, except that an Option may, if the Option Agreement so provides, also be transferable to members of the grantee’s Immediate Family, to a partnership whose members are only the optionee and/or members of the grantee’s Immediate Family, or to a trust for the benefit of only the grantee and/or members of the grantee’s Immediate Family. “Immediate Family” for purposes of this section includes only the grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and shall include adoptive relationships.

          10.4        Non-Exclusivity of the Plan. Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

11.     Securities Law and Other Restrictions.

          Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state securities laws or an exemption from such registration under the Securities Act and applicable state securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

12.     Plan Amendment, Modification and Termination.

          The Board or Committee may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board or Committee may deem advisable. However, no amendments to the Plan will be effective without approval of the stockholders of the Company if stockholder approval of the amendment is then required pursuant to the rules of Nasdaq. No termination, suspension or amendment of the Plan may adversely affect any outstanding award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Board or Committee to take whatever action it deems appropriate under Sections 3(d) and 4.3.

13.      Effective Date and Duration of the Plan.

          The Plan is effective upon approval by the Company’s shareholders. The Plan will terminate at midnight on December 31, 2016, and may be terminated prior to such time by Board action, and no Options or Equity Units will be granted after such termination. Awards outstanding upon termination of the Plan may continue to be exercised or become free of restrictions and paid, in accordance with their terms.

14.      Miscellaneous.

          14.1     Governing Law. The Plan will be construed in accordance with the laws of Minnesota.

          14.2     Successors and Assigns. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company.

          14.3     Code §409A. The Plan is intended to satisfy all applicable requirements of Code §409A and will be construed in light of that intent.

This Plan was approved by the shareholders at a meeting held ______________________, 2011.

Electromed, Inc.

ANNUAL MEETING OF SHAREHOLDERS

Friday, November 11, 2011
10:00 am Central Time

Electromed Headquarters
500 Sixth Avenue NW
New Prague, MN 56071

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Form of Proxy Card, Form 10-K and Annual Report are available under the “Investor Relations” tab at www.electromed.com.

Electromed, Inc. 500 Sixth Avenue NW New Prague, MN 56071	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on November 11, 2011.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2, 3, and 4.

By signing the proxy, you revoke all prior proxies and appoint Robert D. Hansen and Dr. George H. Winn, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

ELECTROMED, INC.	Shareowner ServicesSM
Creating superior care through innovation®	P.O. Box 64945
St. Paul, MN 55164-0945

COMPANY

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET – www.eproxy.com/elmd Use the Internet to vote your proxy until 12:00 p.m. (CT) on November 10, 2011.

PHONE – 1-800-560-1965 Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on November 10, 2011.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided so that it is received by the close of business on November 10, 2011.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

To vote by mail as the Board of Directors recommends on all items below, simply sign, date and return this proxy in the enclosed postage-paid return envelope.

ò	Please detach here	ò

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.

1. Set the number of directors at 7.			☐	For	☐	Against	☐ Abstain

2. Election of directors:	01 Stephen H. Craney	05 Robert D. Hansen	☐	Vote FOR		☐	Vote WITHHELD
	02 William V. Eckles	06 Darrel L. Kloeckner		all nominees			from all nominees
	03 Thomas M. Hagedorn	07 Dr. George H. Winn					(except as marked)
04 Craig N. Hansen

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

3. Approve the Electromed, Inc. 2012 Stock Incentive Plan.			☐	For	☐	Against	☐ Abstain

4. Ratify the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012.			☐	For	☐	Against	☐ Abstain

In their discretion, the proxies may vote on any other matters that are properly brought before the Annual Meeting and any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark box, sign, and indicate changes below: ☐				Date

Please indicate if you plan to attend this meeting: ☐				Signature(s) in Box

Please sign exactly as your name(s) appears on proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.